Exhibit 5.1

Reed Smith LLP 355 South Grand Avenue Suite 2900 Los Angeles, CA 90071-1514 +1 213 457 8000 Fax +1 213 457 8080 reedsmith.com

September 22, 2010

China Sun Group High-Tech Co.
1 Hutan Street, Zhongshan District
Dalian, The People’s Republic of China

Re:Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel to China Sun Group High-Tech Co., a Delaware corporation (the “Company”), in connection with the filing by the Company of a registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended. The Registration Statement relates to the registration of Two Million Fifty Thousand (2,050,000) shares (the “Shares”) of the Company’s common stock, par value $0.001 per share, that are issuable to Mr. Jeff Toghraie and Mr. Brian Chan pursuant to consulting agreements between the Company and such individuals (the “Consulting Agreements”).

We have examined such corporate records and documents, such other documents and such matters of law as we have deemed necessary or appropriate for purposes of this opinion. On the basis of such examination, it is our opinion that the Shares, when issued and delivered in accordance with the terms of the Consulting Agreements, will be legally and validly issued, fully paid and nonassessable.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading “Interests of Named Experts and Counsel” in the Registration Statement. By filing this consent we do not admit that we come within the categories of persons whose consent is required under the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Reed Smith LLP

NEW YORK s LONDON s HONG KONG s CHICAGO s WASHINGTON, D.C. s BEIJING • PARIS s LOS ANGELES s SAN FRANCISCO s PHILADELPHIA s PITTSBURGH
OAKLAND s MUNICH s ABU DHABI s PRINCETON s NORTHERN VIRGINIA s WILMINGTON s BIRMINGHAM s DUBAI s CENTURY CITY s RICHMOND s GREECE

r e e d s m i t h . c o m